                             SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2)
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or section 240.14a-12

                            ACE CASH EXPRESS, INC.
------------------------------------------------------------------------------

             (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:
    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
    --------------------------------------------------------------------------

    (5) Total fee paid:
   ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or schedule and the date of its filing.

    (1) Amount Previously Paid:
     ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
    --------------------------------------------------------------------------

    (3) Filing Party:
    --------------------------------------------------------------------------

    (4) Date Filed:
    --------------------------------------------------------------------------

Notes:

                            ACE CASH EXPRESS, INC.
                        1231 GREENWAY DRIVE, SUITE 800
                              IRVING, TEXAS 75038
                             _____________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 16, 1998
                             _____________________


To the Shareholders of ACE Cash Express, Inc.:


    The Annual Meeting of Shareholders of ACE Cash Express, Inc., a Texas corporation (the "Company"), will be held at the Four Seasons Hotel, 4150 North MacArthur Boulevard, Irving, Texas 75038, on November 16, 1998, at 10:00 a.m. Dallas, Texas time, for the following purposes:

    (1) To elect six directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

    (2) to consider and vote upon a proposal to increase the number of shares of Common Stock authorized for issuance under the Company's Non-Employee Directors Stock Option Plan from 135,000 shares to 260,000 shares; and

    (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on September 29, 1998, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be available for examination at the Company's corporate offices, at 1231 Greenway Drive, Suite 800, Irving, Texas 75038, for ten days before the meeting.

    Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if the proxy is mailed in the United States. Your prompt response will reduce the time and expense of solicitation. Any shareholder that returns a proxy may revoke it by voting in person at the meeting.


                                       By order of the Board of Directors,


                                       Jay B. Shipowitz
                                       Secretary

Irving, Texas
October 19, 1998

                            ACE CASH EXPRESS, INC.
                        1231 GREENWAY DRIVE, SUITE 800
                             IRVING, TEXAS  75038
                            _____________________

                               PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD NOVEMBER 16, 1998
                            _____________________

    This Proxy Statement is furnished to shareholders of ACE Cash Express, Inc., a Texas corporation (the "Company"), in connection with the solicitation, at the Company's expense and on behalf of the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held November 16, 1998 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked. Any shareholder giving such a proxy may revoke it at any time before it is voted by written revocation delivered to the Company's Secretary, by voting in person at the Annual Meeting, or by giving a later proxy. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about October 19, 1998.

    Included with this Proxy Statement are copies of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998 ("fiscal 1998"). The Annual Report to Shareholders is not part of the proxy solicitation material.

TABLE OF CONTENTS                                                                        PAGE
    Outstanding Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    Quorum and Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . 2
    Solicitation of Proxies; Action to be Taken at Meeting . . . . . . . . . . . . . . . . 2
    Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . 3
    Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . .
            Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
            Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
            Committees, Meetings, and Compensation of Members of the Board of Directors .  6
            Compliance with Section 16(a) of the Securities Exchange Act of 1934 . . . . . 7
            Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . . . . 9
            Senior Management Bonus Plan . . . . . . . . . . . . . . . . . . . . . . . . . 9
            Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
            Compensation Committee Interlocks and Insider Participation . . . . . . . . . 10
            Compensation Committee Report on Executive Compensation . . . . . . . . . . . 11
            Change-in-Control Severance Agreements . . . . . . . . . . . . . . . . . . . .13
    Stock Performance Chart . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    Proposal to Amend ACE Cash Express, Inc. Non-Employee Directors Stock Option Plan . . 14
    Relationship with Independent Public Accountants . . . . . . . . . . . . . . . . . .  16
    Shareholder Proposals For 1999 Annual Meeting . . . . . . . . . . . . . . . . . . . . 16
    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

                            OUTSTANDING CAPITAL STOCK

    The record date for shareholders entitled to vote at the Annual Meeting is September 29, 1998. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the Annual Meeting 9,937,781 shares of Common Stock, $.01 par value per share ("Common Stock").

                                QUORUM AND VOTING

    The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum, affirmative votes equal to at least (i) a plurality of the votes cast at the Annual Meeting in person or by proxy is required for the election of directors, and (ii) a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve any other matter. In deciding all questions, each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in such shareholder's name on the record date. Abstentions will be included in vote totals and, as such, will have the same effect on each proposal as a negative vote. Where nominee record holders do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owners of such shares ("broker non-votes"), such broker non-votes will not be included in vote totals and, as such, will have no effect on any proposal.

              SOLICITATION OF PROXIES; ACTION TO BE TAKEN AT MEETING

    The accompanying proxy for the Annual Meeting is solicited on behalf of the Board of Directors. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by the Company's directors, officers, and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses they incur in connection therewith.

    When shareholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the shareholder otherwise specifies therein, the accompanying proxy will be voted (i) for the election as directors of the Company of the six persons named under the caption "Directors and Executive Officers -- Board of Directors," (ii) for the proposal to increase the total number of shares of Common Stock authorized to be issued under the Company's Non-Employee Directors Stock Option Plan, as amended (the "Directors Option Plan"), and (iii) at the discretion of the proxy holders, with respect to any other matter or business that may properly come before the Annual Meeting. The Board of Directors does not know of any such other matter or business.

                            SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of September 29, 1998, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company's directors, the Named Executive Officers (as defined in "Executive Compensation -- Summary Compensation Table" below), and all directors and executive officers as a group. The Company believes each such shareholder has sole voting and dispositive power over the shares held, except as otherwise indicated.

                                                                       PERCENTAGE OF
                                     SHARES OF COMMON STOCK             COMMON STOCK
                                       BENEFICIALLY OWNED            BENEFICIALLY OWNED
                                    ------------------------       ----------------------
Raymond C. Hemmig                             722,537  (1)                  7.3%
10000 N. Central Expressway, Suite 1060
Dallas, Texas 75231

Donald H. Neustadt                            902,344  (2)                  9.1%
1231 Greenway Drive, Suite 800
Irving, Texas 75038

Howard W. Davis                                13,500  (3)                   (9)

Marshall B. Payne                             223,840  (4)                  2.3%

Edward W. Rose III                          1,103,156  (5)                 11.1%
500 Crescent Court, Suite 250
Dallas, Texas 75201

Charles Daniel Yost                            18,000  (6)                   (9)

Raymond E. McCarty                            176,459  (7)                  1.8%

Jay B. Shipowitz                               14,724  (8)                   (9)

Greenbriar Partners, Ltd.                     819,982  (10)                 8.3%
1901 North Akard
Dallas, Texas 75201

Robert Fleming Inc.                           784,875  (11)                 7.9%
320 Park Avenue, 11th Floor
New York, NY 10022

Peter H. Kamin                                573,300  (12)                 5.8%
One Financial Center, Suite 1600
Boston, Massachusetts 02111

Edwin H. Morgens                              521,500  (13)                 5.2%
10 East 50th Street
New York, New York 10022

All directors and executive officers as a
group (8 persons)                           3,174,560  (14)                31.9%

(1) Includes 11,250 shares Mr. Hemmig holds as custodian for his children, 11,250 shares held for the Hemmig Family Trust and options to purchase 30,612 shares exercisable within 60 days of the date of this Proxy Statement.
(2) Includes 63,750 shares held by KLN Foundation, a private charitable foundation of which Mr. Neustadt is one of three officers. Mr. Neustadt shares voting and dispositive power with the other officers. Mr. Neustadt disclaims beneficial ownership of the shares held by KLN Foundation. Also includes options to purchase 1,425 shares exercisable within 60 days of the date of this Proxy Statement.
(3) Includes options to purchase 6,750 shares exercisable within 60 days of the date of this Proxy Statement.
(4) Includes 24,120 shares owned by Scout Ventures, a Texas general partnership of which Mr. Payne is a general partner ("Scout"); Mr. Payne shares voting and dispositive power over the shares held by Scout with the other partners of Scout. Also, options to purchase 13,500 shares exercisable within 60 days of the date of this Proxy Statement.
(5) Includes 894,005 shares of Common Stock owned by Mr. Rose and options to purchase 13,500 shares exercisable within 60 days of the date of this Proxy Statement. Also includes shares owned by the following persons:
        a) Evelyn P. Rose, the wife of Mr. Rose - 115,341 shares
        b) Lela Helen Rose Trust, of which Mrs. Rose is trustee - 21,705 shares
        c) William E. Rose, the son of Mr. and Mrs. Rose - 21,705 shares
        d) Kaiser-Francis Oil Company - 27,675 shares.
        e) Ruth Kaiser Nelson - 9,225 shares.
    Mr. Rose might be considered to share dispositive power with each of these persons over the shares of Common Stock owned by that person. Mr. Rose, however, disclaims beneficial ownership of any of the shares owned by each of these persons.
(6) Consists of options to purchase 18,000 shares exercisable within 60 days of the date of this Proxy Statement.
(7) Includes options to purchase 15,389 shares exercisable within 60 days of the date of this Proxy Statement.
(8) Includes options to purchase 13,724 shares exercisable within 60 days of the date of this Proxy Statement.
(9) Less than 1%.
(10)Includes 4,500 shares held by Mr. Frederick E. Rowe, Jr., the general partner of Greenbriar Partners, Ltd. ("Greenbriar"). As general partner, Mr. Rowe has the power to manage Greenbriar's operations, including the shared right with Greenbriar to vote and dispose of the 800,482 shares of Common Stock Greenbriar holds. Mr. Rowe has sole voting and dispositive power over the 4,500 shares he holds. Also includes an additional 15,000 shares owned by the Rowe Family Partnership, of which Mr. Rowe is a general partner.
(11)According to a Schedule 13G filed with the Securities and Exchange Commission on February 23, 1998, Robert Fleming Inc. is a registered investment adviser with shared voting and dispositive power over these shares.
(12)Consists of 573,300 shares held by Peak Investment Limited Partnership ("Peak"), Petrus Fund LP ("Petrus") and Pleiades. Mr. Kamin has the discretionary authority to manage Peak's, Petrus' and Pleiades' operations, including the shared right with Peak, Petrus or Pleiades, as the case may be, to vote and dispose of the shares of Common Stock that Peak, Petrus, and Pleiades hold. Mr. Kamin disclaims beneficial ownership of these shares.
(13)These shares consist of shares beneficially held by Morgens Waterfall Vintiadis Investments N.V. ("MWV"), Betje Partners ("Betje"), Phaeton International, N.V. ("Phaeton"), and Phoenix Partners ("Phoenix"). Betje, Phaeton, and Phoenix have sole voting and dispositive power over 106,200, 171,225, and 244,075 shares; respectively. Mr. Bruce Waterfall, 610 Fifth Avenue, New York, New York 10020, could be deemed a beneficial owner of these shares of Common Stock because of direct and indirect interests he holds in the Morgens Group.
(14)See Notes (1) through (8).

                          DIRECTORS AND EXECUTIVE OFFICERS

BOARD OF DIRECTORS

    Six directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than six persons. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee is currently a director of the Company. Each nominee has expressed his intention to serve the entire term for which election is sought.

The Board of Directors' nominees for the office of director are as follows:

                                                                     YEAR FIRST
                                                 AGE              BECAME DIRECTOR
                                              ---------        ---------------------
                 Raymond C. Hemmig               48                     1988
                 Donald H. Neustadt              49                     1987
                 Howard W. Davis                 53                     1995
                 Marshall B. Payne               41                     1987
                 Edward W. Rose III              57                     1987
                 Charles Daniel Yost             49                     1996

DIRECTORS

    Raymond C. Hemmig has served as the Chairman of the Board of the Company since September 1988. From September 1988 to October 1994, Mr. Hemmig also served as the Company's Chief Executive Officer. Mr. Hemmig serves as a director of the National Association of Check Cashers and was the founding President of the Texas Association of Check Cashers, Inc. Since June 1994, Mr. Hemmig also has served as a director of Restoration Hardware, Inc., a publicly held retail company. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail & Restaurant Growth Capital L.P., a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. Since February 1996, Mr. Hemmig has served as a director of Party City, Inc., a publicly held retail company. Mr. Hemmig also serves as a director of various private companies. From 1990 until May 1994, Mr. Hemmig also served as a director of On The Border Cafes, Inc., a publicly held restaurant chain. From 1985 to September 1988, Mr. Hemmig was a partner and co-founder of Hemmig & Martin, a consulting firm to clients in the food service, retail, and franchise industries.

    Donald H. Neustadt has served as the President and Chief Executive Officer of the Company since November 1994 and as a director of the Company since January 1987. Mr. Neustadt served as the Company's President and Chief Operating Officer from January 1987 to November 1994. From 1972 to January 1987, Mr. Neustadt served in various capacities with Associates Corporation of North America ("Associates NA") and its affiliates, including as President of Associates Financial Express, Inc. ("Associates Financial"), a money order company; as Senior Vice President and Controller of Associates Diversified Services, Inc., which owned a consumer credit card bank, a savings and loan and Associates Financial; as Vice President of Strategic Planning for Associates NA; and as Controller of Consumer Operations and a systems manager for Associates Financial Services, a consumer finance company. Mr. Neustadt also currently serves as a director of a private company.

    Howard W. Davis has served as a director of the Company since February 1995. Since 1993, Mr. Davis has managed his personal investments, served as a consultant for a number of companies, and worked on a volunteer basis for several civic and charitable organizations. From 1981 to 1993, Mr. Davis served as the President and Chief Executive Officer of Dallas-based Tracy Locke, Inc., a major national advertising and public relations firm.

    Marshall B. Payne has served as a director of the Company since 1987.
Since 1983, Mr. Payne has been Vice President of Cardinal Investment Company, Inc., an investment management firm. He also serves as a director of Leslie Building Products, Inc., a building products manufacturer, and as a director of various private companies.

    Edward W. Rose III has served as a director of the Company since 1987. Since 1974, Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. In addition, Mr. Rose serves as Chairman of the Board of Drew Industries, Inc., an aluminum window manufacturer, and of Leslie Building Products, Inc., a manufacturer and marketer of specialty building products, and as a director of various private companies.

    Charles Daniel Yost has served as a director of the Company since August 1996. In March 1998, Mr. Yost joined Allegiance Telecom, Inc. as President and Chief Operating Officer. From July 1997 to March 1998, Mr. Yost was President and Chief Operating Officer of Netcom Online Communications Systems, Inc. From 1994 to 1997, Mr. Yost served as President of the Southwest Region of AT&T Wireless Services, Inc., a provider of cellular telephone service. From 1991 to June 1994, Mr. Yost served as President of the Southwest Region for McCaw Cellular Communications/LIN Broadcasting. From 1985 to July 1991, Mr. Yost served as President/General Manager for MetroCel Cellular Telephone Company. From 1971 to April 1985, Mr. Yost served in various capacities with Compucon, Inc. and its affiliates, including as Executive Vice President of the Wireless Business Division; Vice President and Division Manager of the Satellite Communications Services; and Business Unit Manager of Danray, Inc., a Compucon subsidiary. In addition, Mr. Yost serves as a director of Reese Associates, Inc., a privately held architectural services provider.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF
                                                         ---
EACH NOMINEE.

COMMITTEES, MEETINGS, AND COMPENSATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company has an Audit Committee and a Compensation Committee to assist the Board of Directors in carrying out its duties.

    The Audit Committee's duties include (i) engaging auditors and determining their compensation; (ii) making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit; (iii) meeting periodically with the Company's management and auditors to discuss internal accounting and financial controls; and (iv) initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls. Messrs. Rose and Yost are currently the Audit Committee members.

    The Compensation Committee's primary functions are to (i) establish and administer the Company's compensation policies, (ii) administer the Company's 1987 Stock Option Plan and 1997 Stock Option Plan and the Directors Option Plan, and (iii) oversee the administration of other employee benefit plans and fringe benefits paid to or provided for the Company's officers. See "Executive Compensation -- Compensation Committee Report on Executive Compensation." Messrs. Davis and Payne are the Compensation Committee members.

    In fiscal 1998, the directors attended at least 75% of the meetings of the Board of Directors and all the meetings of committees of the Board of Directors of which they are members. During fiscal 1998, the Board of Directors held four meetings, the Audit Committee held three meetings, and the Compensation Committee held two meetings.

    The Company has no nominating committee. The entire Board of Directors is responsible for selecting nominees for election as directors.

    Each outside director (currently each director other than Messrs. Hemmig and Neustadt) receives $1,250 per calendar quarter as a retainer, $1,500 for attendance at each Board of Directors meetings, and $500 for attendance at each meeting of a committee of the Board of Directors that is not held in conjunction with a Board of Directors meeting.

    Under the Directors Option Plan, (i) each non-employee director elected to the Board of Directors who has not previously served as a director of the Company is automatically granted, on the date of his election, an option to purchase 11,250 shares of Common Stock, and (ii) each non-employee director serving on December 1 of each year is automatically granted an option on that date to purchase 5,000 shares of Common Stock. The number of shares subject to the automatic annual grant from December 1, 1995 through December 1, 1997 was 6,750; on August 17, 1998, the Board of Directors reduced that number to 5,000, beginning December 1, 1998. The Directors Option Plan requires that the exercise price of each option must be equal to the closing price of the Common Stock on The Nasdaq Stock Market on the date the option is granted.

    Under the Directors Option Plan, (i) an option to purchase 11,250 shares of Common Stock at an exercise price of $3.67 per share was granted to Mr. Davis in March 1995 relating to his election to the Board of Directors; (ii)
Mr. Davis, Mr. Payne, and Mr. Rose each was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $4.11 per share on December 1, 1995; (iii) an option to purchase 11,250 shares of Common Stock at an exercise price of $5.55 per share was granted to Mr. Yost when he was elected to the Board of Directors in August 1996; (iv) Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost each was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $7.00 per share on December 1, 1996; and (v) Mr. Davis, Mr. Payne, Mr. Rose, and Mr. Yost each was granted an option to purchase 6,750 shares of Common Stock at an exercise price of $12.42 per share on December 1, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers, and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission ("SEC") reports of ownership and reports of changes in ownership of Common Stock. SEC regulations require such directors, executive officers, and greater than 10% shareholders to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal 1998, directors, executive officers, and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

    NAME                       POSITION
    ----                       --------
    Raymond C. Hemmig          Chairman of the Board

    Donald H. Neustadt         President and Chief Executive Officer

    Raymond E. McCarty         Senior Vice President - Operations
                               President - ACE Franchise Group

    Jay B. Shipowitz           Senior Vice President, Chief Financial Officer,
                               Secretary and Treasurer

    See "-- Directors" above for business experience information concerning Messrs. Hemmig and Neustadt.



    Raymond E. McCarty, age 56, has served as Senior Vice President - Operations of the Company since 1985. In April 1996, Mr. McCarty was appointed President of ACE's Franchise Group. From 1982 to 1985, Mr. McCarty served as Division Vice President of Associates NA and was responsible for organizing Associates NA's first home improvement loan portfolio acquisition and for establishing an automobile lending program. From 1963 to 1982, Mr. McCarty served in various capacities with an affiliate of Barclays American Corporation, including as an area director for a seven-state region. The Board of Directors appointed Mr. McCarty, and he serves at its discretion.

    Jay B. Shipowitz, age 35, has served as Senior Vice President and Chief Financial Officer of the Company since May 1997. From July 1996 to May 1997, Mr. Shipowitz served as Senior Vice President and Chief Financial Officer of USDATA Corporation, a software company, in Richardson, Texas. From June 1993 to July 1996, Mr. Shipowitz served as Vice President of Finance and Administration and Chief Financial Officer of Westinghouse Security Systems, Inc., a residential security company, in Dallas, Texas. From 1987 to 1993, Mr. Shipowitz worked at Price Waterhouse in Baltimore, Maryland, in various positions, the last of which was senior manager. From 1985 to 1987, Mr. Shipowitz worked at KPMG Peat Marwick in Greensboro, North Carolina. The Board of Directors appointed Mr. Shipowitz, and he serves at its discretion.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid or accrued for services rendered to the Company for the last three fiscal years by the Chief Executive Officer ("CEO") and each of the executive officers of the Company whose total annual salary and bonus for fiscal 1998 exceeded $100,000 (collectively with the CEO, the "Named Executive Officers"):

                                          Annual Compensation            Long-Term Compensation
                                      -------------------------------------------------------------------
                                                                                 Awards           Payouts
                                                                          -------------------------------
                                                                Other
                                Year                            Annual    Restricted  Securities     LTIP     All Other
                               Ended                         Compensation    Stock    Underlying   Payouts Compensation
Name and Principal Position   June 30,  Salary($)  Bonus($)    ($)(1)     Awards (S) Options/SARs(#) ($)       ($)
-----------------------------------------------------------------------------------------------------------------------
Donald H. Neustadt             1998     248,012    166,700     13,654        -          16,458        -         -
(President and Chief           1997     229,254    191,360     13,735        -             -          -         -
Executive Officer)             1996     188,569     85,651     13,735        -             -          -         -

Raymond E. McCarty             1998     155,812     83,200     13,812        -          10,618        -         -
(Senior Vice President         1997     138,590     92,667     13,584        -           2,600        -         -
-Operation)                    1996     119,217     43,320     13,584        -           2,625        -         -

Jay B. Shipowitz               1998     150,275     84,900     13,823        -           9,955        -         -
(Senior Vice President,        1997      11,538     10,313      1,015        -          27,500        -         -
Chief Financial Officer,
Secretary and Treasurer)



--------------------------------------

(1) Includes a cash car allowance of $9,000 annually.

SENIOR MANAGEMENT BONUS PLAN

    The compensation table above includes bonuses paid under the Senior
Management Bonus Plan (the "Bonus Plan") for fiscal 1998.  Under the Bonus
Plan, if the Company achieved 89% of a fiscal 1998 net income target established by the Board of Directors, bonuses would be paid to the Named
Executive Officers and certain other members of management. Partial payments from the pool would commence if the Company achieved over 89% of its fiscal
1998 pre-tax income target. The total bonus pool would be payable if the Company achieved 100% of its fiscal 1998 pre-tax income target and would be increased by 7.7% for each 1% increase over 100% of the fiscal 1998 pre-tax income target. A total of $408,600 was paid to the Named Executive Officers and other participating members of management. See "- Compensation Committee Report on Executive Compensation" below.

                                      -9-


STOCK OPTIONS

    The following table provides information on stock option grants to the Named Executive Officers under the ACE Cash Express, Inc. 1997 Stock Option
Plan (the "1997 Option Plan") during fiscal 1998:


                                                                            POTENTIAL REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL RATES OF
                                                                              STOCK PRICE APPRECIATION
                           INDIVIDUAL GRANTS                                     FOR OPTION TERM (2)
------------------------------------------------------------------------   -------------------------------
                      NUMBER OF        % OF TOTAL
                      SECURITIES       OPTION/SARS
                      UNDERLYING        GRANTED TO      EXERCISE OR
                      OPTIONS/SARS     EMPLOYEES IN      BASE PRICE     EXPIRATION
   NAME                   (#)           FISCAL YEAR        ($/SH)           DATE       5%($)(3)   10%($)(3)
--------------------  -------------    -------------    ------------    -----------   --------   ---------
Donald H. Neustadt(1)     5,700             2.06            12.42        12/01/07      44,511     112,800
                         10,758             3.88            11.00        02/06/08      74,422     188,600

Raymond E. McCarty(1)     3,900             1.41            12.42        12/01/07      30,455      77,179
                          6,718             2.42            11.00        02/06/08      46,474     117,774

Jay B. Shipowitz(1)       3,900             1.41            12.42         12/01/07     30,455      77,179
                          6,055             2.19            11.00         02/06/08     41,888     106,151

    (1) Options become exercisable in four equal annual installments. The exercise price of each option is equal to the closing price per share of the Common Stock on The Nasdaq Stock Market on the date the option was granted. Each option was granted under the 1997 Stock Option Plan.
    (2) The values shown in these columns reflect growth rate assumptions the SEC prescribes. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the Common Stock's future performance and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
    (3) These values represent the difference between the assumed appreciation in the Common Stock's market value at the date of grant and the exercise price of the options.

The following table provides information on the stock options/SARs that the Named Executive Officers held at June 30, 1998:


                                                   NUMBER OF
                                                  SECURITIES               VALUE OF
                                                  UNDERLYING           UNEXERCISED IN-
                                                 UNEXERCISED              THE-MONEY
                                                 OPTIONS/SARS          OPTIONS/SARS AT
                                                 AT FY-END (#)            FY-END ($)*
                       SHARES       VALUE     -------------------    -------------------
                    ACQUIRED ON    REALIZED       EXERCISABLE/           EXERCISABLE/
     NAME            EXERCISE (#)    ($)         UNEXERCISABLE           UNEXERCIABLE
------------------  ------------  ----------  --------------------    -------------------
Donald H. Neustadt      26,652      361,934          0/16,458                0/94,786

Raymond E. McCarty      11,438       87,349       25,588/14,531         344,323/101,738

Jay B. Shipowitz           -            -         13,749/37,456         136,390/329,502


-------------------------------
       * Based on the closing price on The Nasdaq Stock Market of the Common Stock on June 30, 1998 of $17.25 per share.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Howard W. Davis and Marshall B. Payne are, and were during fiscal 1998, the members of the Compensation Committee. Neither of the members of the Compensation Committee was during fiscal 1998, or has ever been, an officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the CEO's compensation.

    Non-employee members of the Company's Board of Directors review all decisions the Compensation Committee makes relating to the Company's executive officers' compensation. The Compensation Committee makes decisions about, and recommends to the Board of Directors, grants or awards under the Company's 1987 Stock Option Plan (before its expiration in December 1997) and the 1997 Option Plan.

    Compensation Policy. The Compensation Committee's overall policy regarding compensation of the Company's executive officers is to provide salary levels and compensation incentives that attract and retain qualified individuals in key positions, that recognize individual performance and the Company's performance, and that support the Company's objective of achieving sustained improvements in its financial condition, operating results, and market position. The Compensation Committee attempts to implement this policy by paying the Company's executive officers slightly above average compensation with an emphasis on performance-related pay. The Company's objective is to pay its executive officers competitively in base pay and automobile allowances compared with similarly situated executives at comparable companies, and then to give the executive an incentive by providing the executive officers the opportunity to earn significantly higher than average performance based compensation. The performance-based compensation is made up of awards under the Bonus Plan and stock options under the Company's effective stock option plan for key employees (currently the 1997 Option Plan).

    In determining executive officer compensation, the Compensation Committee considers the Company's performance as compared to its budget; each individual officer's experience level, level of responsibility, and performance as compared to the budgeted performance goals for such officer; the Company's growth; and cash flow performance. Individual salaries are reviewed every 9 to 15 months and, based on evaluations of individual performance, are adjusted in accordance with budgeted compensation guidelines the Board of Directors has established for all officers.

    Base Salaries and Allowances. The Compensation Committee determines the base pay and allowances for the CEO and reviews the compensation of the Company's other officers as determined by the CEO. In this determination or review, as the case may be, as a basis for comparison, the Compensation Committee attempts to determine the base salaries and allowances of similarly situated executives in comparable companies. The Compensation Committee identifies such comparable companies, in its discretion, after considering a broad range of factors, including levels of revenues, geographic regions of operations, growth, and industry (e.g., service versus manufacturing). Then the Compensation Committee determines a base salary and automobile allowance that is comparable with that which such similarly situated executives at the comparable companies would be paid.

    Performance Pay. The Compensation Committee determines the performance-based compensation for the CEO and reviews the performance-based compensation of the Company's other executive officers as determined by the CEO. In this determination or review, as the case may be, if the Company's executive officers have performed in accordance with the Compensation Committee's expectations as described above, the Compensation Committee ensures the CEO and the other senior executives are provided with above average (as compared to similarly situated executives at comparable companies) performance-based bonuses through the Bonus Plan and stock options through the Company's effective stock option plan for key employees (currently the 1997 Option Plan).

    Senior Management Bonus Plan. The Bonus Plan is an incentive program for the Named Executive Officers and certain other members of management. The Bonus Plan's goal is to place a portion of the participants' annual compensation at risk to encourage and reward performance that meets or exceeds the Company's expectations. Under the Bonus Plan, at the beginning of the fiscal year, the Compensation Committee recommends, and the Board of Directors approves, the current fiscal year plan.

    For the Named Executive Officers and certain other members of management to earn 100% of their targeted bonuses for the current fiscal year, the Company must achieve a 25% increase in pre-tax earnings for the fiscal year ending June 30, 1999 compared to the fiscal year ended June 30, 1998. The Named Executive Officers and certain other members of management begin earning their bonuses when the Company achieves a 15% increase in pre-tax earnings for the fiscal year ending June 30, 1999 compared to the fiscal year ended June 30, 1998. To the extent the Company exceeds the targeted increase in pre-tax earnings of 25%, the bonus pool would be increased $27,500 for each 1% increase over the targeted increase in pre-tax earnings of 25%.

    Stock Options. The Compensation Committee grants stock options under the 1997 Option Plan to encourage and facilitate personal stock ownership by officers and key employees, including the CEO, thus strengthening their commitment to the Company and encouraging a longer-term perspective to their responsibilities. This feature of the Company's compensation program directly links officers' and key employees' interests with those of the Company's shareholders. The Compensation Committee reviews grants of stock options to the Company's officers and considers the value and benefit of such options during its review of such officers' overall compensation packages. The Compensation Committee's policy is to grant stock option awards based on individual performance and the potential for the option recipient to contribute to the Company's future success. Under the 1997 Option Plan, the Compensation Committee may grant either incentive or non-qualified options, but typically grants incentive stock options because of the tax advantages to the optionees resulting from the grant of such options. The Compensation Committee generally grants options under the 1997 Option Plan that expire in 10 years and become exercisable in equal installments over a four-year period.

    The Compensation Committee believes that such limitations provide those holding options with incentives to remain in the employment of the Company, while also providing a performance incentive that can provide direct benefits within a relatively short period of time.

    CEO Compensation. In accordance with the policies described above in this report, the fiscal 1998 base salary of Mr. Neustadt was established at $248,012. The Compensation Committee believed that this salary was within the range of salaries paid to chief executive officers of comparable companies in October 1997, when it was established. This salary, which constituted an increase of approximately 10% of the salary that had been set for Mr. Neustadt in fiscal 1997, reflected the Committee's assessment of Mr. Neustadt's past performance and anticipated future contributions to the Company. Mr. Neustadt has overseen the Company's operations since November 1994, and has served a key role in the expansion of the various kinds of business that the Company conducts and in its growth strategy, including major acquisitions. He is thoroughly familiar with the consumer or retail financial services industry and would (the Compensation Committee believed) continue to lead the Company's growth and success. In accordance with the terms of the Bonus Plan, Mr. Neustadt received a bonus of $166,700 in fiscal 1998. Mr. Neustadt was also granted options under the 1997 Option Plan to acquire 16,458 shares of Common Stock. See "- Stock Options" above.


                    The Compensation Committee of the Board of Directors

                                    Howard W. Davis
                                   Marshall B. Payne

CHANGE-IN-CONTROL SEVERANCE AGREEMENTS

    The Compensation Committee and the Board of Directors of the Company recognized that, as is the case with most publicly held companies, the possibility of a change in control exists. To help assure continuity of experienced and qualified management of the Company, the Compensation Committee recommended, and the Board of Directors authorized and approved, a Change-in-Control Executive Severance Agreement ("Severance Agreement") with each of Mr. Neustadt, Mr. McCarty, and Mr. Shipowitz (each an "Executive"). All of the Severance Agreements, the terms of which are substantially identical, were entered into on August 20, 1998.

    Each Severance Agreement obligates the Company to provide severance benefits to the Executive if his employment with the Company and its subsidiaries is terminated, within 24 months after a Change in Control, either
(i) by the Company for any reason other than Cause or the Executive's disability or (ii) by the Executive for Good Reason. "Change in Control," as defined in the Severance Agreement, includes (a) the acquisition (other than from the Company) of 25% or more of the outstanding voting securities of the Company by any person or group of persons, (b) a change in the Board of Directors such that the persons who were directors at the beginning of any two-year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board of Directors, or (c) a reorganization, merger, or consolidation of the Company, or the shareholders' approval of the sale or substantially all the assets of the Company, other than in certain circumstances described in the Severance Agreement. "Cause," as defined in the Severance Agreement, includes the Executive's continued failure to perform his duties after notice from the Board of Directors or his engaging in conduct that materially injures the Company. "Good Reason," as defined in the Severance Agreement, includes a material reduction of the Executive's compensation or benefits; a material reduction in the Executive's position, authority, or responsibilities; a forced relocation of the Executive's office by more than 50 miles; or the failure of any successor to the Company to expressly assume the Company's obligations under the Severance Agreement.

    The severance benefits under the Severance Agreement are (i) a payment equal to two and one-half times the sum of the Executive's base salary, annual bonus, and car allowance, (ii) the accelerated vesting of outstanding stock options, and (iii) the continuation of insurance benefits for 30 months after termination of employment. The payment is to be made in two equal installments, the first promptly after the termination of employment, and the second on the first anniversary of the termination of employment; the second installment is subject to offset by the Company if the Executive violates the noncompetition covenant or the nondisclosure covenant in the Severance Agreement. The severance benefits are limited to the amount that may be paid or provided to the Executive without making an "excess parachute payment" under federal tax laws.

    The Company is obligated to pay the Executive's legal fees and other expenses incurred in connection with any good-faith enforcement or defense of his rights under the Severance Agreement.

    Each Severance Agreement will be effective until (i) any termination of the Executive's employment before a Change-in-Control or (ii) June 30, 1999 or any subsequent year if the Company or the Executive gives at least six months' notice of termination.

                                STOCK PERFORMANCE CHART

    The following chart compares the return on the Common Stock with the NASDAQ Market Index and a financial services peer group (consisting of Cash America International, Inc.; EZ Corp, Inc.; First Cash, Inc.; H&R Block, Inc.; Mercury Finance Company; and World Acceptance Corp.) for the period from June 30, 1993 through June 30, 1998. The comparison assumes that $100 was invested on June 30, 1993, and assumes reinvestment of dividends and distributions.

                    [PERFORMANCE GRAPH APPEARS HERE]

                  COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, PEER GROUP AND BROAD MARKET

-----------------------------FISCAL YEAR ENDING--------------------------------

COMPANY                1993     1994     1995     1996     1997     1998
ACE CASH EXPRESS INC   100.00   100.00   114.06   184.38   234.26   484.67
PEER GROUP             100.00   108.54   120.72   106.83    79.43    97.23
BROAD MARKET           100.00   109.66   128.61   161.89   195.02   258.52


THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

CASH AMERICA INTERNATIONAL, INC.
EZ CORP, INC.
FIRST CASH, INC.
H&R BLOCK, INC.
MERCURY FINANCE COMPANY
WORLD ACCEPTANCE CORP.


                              PROPOSAL TO AMEND
               ACE CASH EXPRESS, INC.  NON-EMPLOYEE DIRECTORS
                              STOCK OPTION PLAN

    BACKGROUND AND SUMMARY OF TERMS

    In 1995, the Board of Directors adopted, and the shareholders approved, the Directors Option Plan. The Directors Option Plan provides for the grant of non-qualified stock options (as defined by the Internal Revenue Code of 1986, as
amended) to directors who are not employees of the Company.   A total of 60,000
shares of Common Stock were available for issuance upon exercise of options granted under the Directors Option Plan when it was adopted. As the result of the 50% stock dividend (in the form of a three-for-two stock split) paid to the Company's shareholders of record on each of November 15, 1996 and November 30, 1997, a total of 135,000 shares of Common Stock are now available for issuance upon exercise of options granted under the Directors Option Plan. As described above under "Directors and Executive Officers - Committees, Meeting, and Compensation of Members of the Board of Directors," options to acquire a total of 96,750 shares of Common Stock have been granted to non-employee directors of the Company. At the Annual Meeting, shareholders of the Company are being asked to approve an amendment to increase the number of shares of Common Stock that may be issued upon exercise of options granted under the Directors Option Plan from 135,000 to 260,000 shares, subject to adjustment to reflect any stock dividends, stock split, share combination, recapitalization, or the like of or by the Company.

    The Directors Option Plan is intended to provide non-employee directors with a proprietary interest in the Company to increase the interest of those directors in the Company's welfare, to furnish an incentive to those directors to continue their services to the Company, and to attract able persons to serve on the Board of Directors.

    The Directors Option Plan currently provides for the grant of (i) an option to purchase 5,000 shares of Common Stock to each non-employee director on December 1 of each year ("Annual Option"), and (ii) an option to purchase 11,250 shares of Common Stock to each non-employee director elected to the Board of Directors who has not previously served as a director of the Company on the date of his or her election to the Board of Directors ("Initial Option"). On August 17, 1998, the Board of Directors amended the Directors Option Plan to reduce the number of shares subject to an Annual Option from 6,750 to 5,000 beginning December 1, 1998. Any non-employee director may elect not to receive an option grant by giving written notice to the Company in the manner specified in the Directors Option Plan.

    Each Initial Option vests fully on the date of grant. Each Annual Option vests in three equal annual installments, beginning on the first anniversary of the date on which the option is granted. Options under the Directors Option Plan may not be transferred other than by will or by the laws of descent and distribution. If a non-employee director dies before the termination of his option without having fully exercised the option, the option may be exercised, to the extent the deceased non-employee director could have exercised it on the date of his death, by his estate or the person who acquired the right to exercise the option by bequest or inheritance, provided that the option is exercised before the date of the option's expiration or six months from the date of the non-employee director's death, whichever occurs first.

    The Directors Option Plan requires that the exercise price for each stock option be equal to the closing price of a share of Common Stock on The Nasdaq Stock Market on the date the option is granted. Full payment for shares purchased upon exercise of an option must be made at the time of exercise. No shares may be issued until full payment is made.

    Generally, an option holder will not recognize income for federal income tax purposes upon the grant of an option. On exercise of an option, however, the option holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of those shares, and the Company will be allowed a federal income tax deduction equal to the amount of ordinary income recognized by the option holder when recognized.

    The Directors Option Plan is administered by the Compensation Committee of the Board of Directors. Unless sooner terminated by action of the Board of Directors, the Directors Option Plan will terminate in March 2005.

    The Directors Option Plan contains antidilution provisions applicable in the event of an increase or decrease in number of outstanding shares of Common Stock. The Board of Directors may at any time amend or discontinue the Directors Option Plan, except that, without approval of the shareholders of the Company, it may not (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares of Common Stock that may be issued upon exercise of options granted, or (iii) materially modify the requirements for eligibility for participation. The Directors Option Plan may not be amended more than once every six months.

     REQUIRED VOTE

     The favorable vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting, in person or by proxy, is required to approve the proposed amendment to the Directors Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO
                                                         ---
AMEND THE DIRECTORS OPTION PLAN.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the independent auditors of the Company for fiscal 1998 and has been selected by the Board of Directors as the independent auditors of the Company for the current fiscal year. One or more representatives of Arthur Andersen LLP are expected to attend the Annual Meeting, at which they will have an opportunity to make a statement and will respond to appropriate questions from shareholders.

                   SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    An eligible shareholder who wishes to submit a proposal to be included in the Company's proxy materials for the 1999 Annual Meeting of Shareholders must submit it, in accordance with the SEC's Rule 14a-8, so that it is received by the Company's Secretary, at the Company's principal executive offices, on or before June 21, 1999.

    A shareholder who wishes to make a proposal at the 1999 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in the Company's proxy materials) must notify the Company's Secretary, at the Company's principal executive offices, of that proposal by September 4, 1999. If a shareholder fails to timely give that notice, then the persons named as proxies in the proxy cards solicited by the Company's Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by the Company's management.

                                MISCELLANEOUS

    All information contained in this Proxy Statement relating to the occupations, affiliations, and securities holdings of directors and executive officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and executive officers. All information relating to any beneficial owner of more than 5% of the Common Stock is based upon information contained in reports filed by such owner with the SEC.

    THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED JUNE 30, 1998 FILED WITH THE SEC PURSUANT TO SECTION 13 OR 15(D) OF THE EXCHANGE ACT TO ANY SHAREHOLDER (INCLUDING ANY BENEFICIAL OWNER) UPON WRITTEN REQUEST TO INVESTOR RELATIONS/CORPORATE COMMUNICATIONS, 1231 GREENWAY DRIVE, SUITE 800, IRVING, TEXAS 75038. A COPY OF THE EXHIBITS TO SUCH REPORT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST THEREFOR AND PAYMENT OF A NOMINAL FEE.


                              By order of the Board of Directors,


                              Jay B. Shipowitz
                              Secretary

Irving, Texas
October 19, 1998

                            ACE CASH EXPRESS, INC.

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 16, 1998

    I (i) acknowledge receipt of the Notice of Annual Meeting of Shareholders of Ace Cash Express, Inc., a Texas corporation (the "Company"), to be held on Monday, November 16, 1998, at 10:00 a.m., Dallas time, at the Four Seasons Hotel, 4150 North MacArthur Blvd., Irving, Texas 75038, and the Proxy Statement in connection therewith; and (ii) appoint Raymond C. Hemmig and Donald H. Neustadt, and each of them, my proxies with full power of substitution, for and in my name, place and stead, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in my name, or with respect to which I am entitled to vote and act, at the meeting and at any adjournment thereof, and I direct that this proxy be voted as indicated on the other side.

    I hereby revoke any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratify and confirm all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                    IMPORTANT:   SIGN AND DATE ON OTHER SIDE

THIS PROXY WILL BE VOTED AS INDICATED BELOW. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.
                    ---                            ---
THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED HEREIN (OR EITHER OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

1. Election of Directors

   [  ] FOR all nominees listed below (except as marked to the contrary below):
                 Nominees:  Raymond C. Hemmig, Donald H. Neustadt,
                            Howard W. Davis, Marshall B. Payne,
                            Edward W. Rose III, and Charles Daniel Yost

   [  ] WITHHOLD AUTHORITY to vote for all nominees listed above

   (INSTRUCTIONS:   To withhold authority to vote for any individual nominee,
   write that nominee's name in the space provided below.)
           ____________________________________________________________________


2. The proposal to increase the number of shares of Common Stock authorized for issuance under the Company's Non-Employee Directors Stock Option Plan from 135,000 shares to 260,000 shares.

              FOR                    AGAINST                    ABSTAIN
             [   ]                    [   ]                      [   ]


3. In the discretion of the proxies, on any other matter that may properly come before the meeting or any adjournment thereof.



                                           Date: ________________________, 1998

                                           ___________________________________
                                           Signature of Shareholder

                                           ___________________________________
                                           Printed Name of Shareholder

                                           ___________________________________
                                           Title, if applicable

                                           Please date this proxy and sign your
                                           name exactly as it appears hereon.
                                           Where there is more than one owner,
                                           each should sign.  When signing as
                                           an attorney, administrator,
                                           executor, guardian or trustee,
                                           please add your title as such.  If
                                           executed by a corporation, a duly
                                           authorized officer should sign the
                                           proxy.
                                           EACH JOINT TENANT
                                           -----------------
                                           SHOULD SIGN.
                                           -----------

                                           PLEASE MARK, SIGN,
                                           DATE AND RETURN YOUR
                                           PROXY PROMPTLY IN
                                           THE ENCLOSED
                                           ENVELOPE.  NO POSTAGE
                                           IS REQUIRED.

Votes must be indicated (x) in Black or Blue ink